UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 14, 2007

MODERN CITY ENTERTAINMENT INC.
(Exact name of registrant as specified in this charter)

Washington	000-50468	98-0206033
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8551 Sunrise Boulevard, Suite 210, Ft. Lauderdale, Florida     33322
(Address of Principal Executive Offices)        (Zip Code)

Registrant's Telephone Number, including area code:  (305) 970-4898

(Former Name or Former Address, if Changes Since Last Report)

 ITEM 8.01 – OTHER EVENTS

On December 14, 2007, the board of directors of Modern City Entertainment, Inc. (the “Company”) voted unanimously to oppose the actions called for in a Schedule 14A filed by Mr. Mark Geoghegan and the Shareholders Protective Committee (“SPC”) calling for a special meeting of shareholders to change the membership of the board of directors of the Company. The current board of directors is committed to moving forward with the business plan of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MODERN CITY ENTERTAINMENT, INC.

Date: December 14, 2007	By:	/s/ William Erfurth
William Erfurth
Chief Executive Officer